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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                Date of Report (date of earliest event reported):
                                January 17, 2005


                       Cabot Microelectronics Corporation
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             (Exact name of registrant as specified in its charter)


              Delaware                      000-30205            36-4324765
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  (State or other jurisdiction of          (Commission          (IRS Employer
           incorporation)                  File Number)        Identification)


             870 Commons Drive, Aurora, Illinois             60504
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          (Address of principal executive offices)        (Zip Code)

                                 (630) 375-6631
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              (Registrant's telephone number, including area code)

                                 Not applicable
        ----------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17CFR
    230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 5.02      Departure of Directors or Principal Officers; Election of
               Directors; Appointment of Principal Officers.

               (b) On January 17, 2005, Ronald L. Skates, one of the company's directors whose term will expire at the upcoming annual meeting of stockholders on March 8, 2005, decided not to stand for re-election when his term expires in March.


Item 1.01      Entry into a Material Definitive Agreement

               As a result of Mr. Skates' decision not to stand for re-election to the company's Board of Directors, his term expires at this year's annual meeting on March 8, 2005. Because this year's annual meeting date, and Mr. Skates' termination of service date, is to occur one, two, three and four days, respectively, ahead of the anniversary of prior annual meeting dates and the dates upon which a total of 8,125 of Mr. Skates' options would otherwise vest, on January 17, 2005, the company, pursuant to approval of the company's Board of Directors and the Nominating and Corporate Governance Committee of the Board, amended four option grant agreements between Mr. Skates and the company to accelerate the vesting of these 8,125 options to March 8, 2005 that would have otherwise vested on March 9, March 11, March 12 and March 13, 2005. At the time of the amendment, all accelerated options had an option price greater than the fair market value of the shares of the Corporation. All other unvested options will terminate upon his termination of service on March 8, 2005.


Item 8.01      Other Events

               Mr. Robert J. Birgeneau has been nominated by the Board of Directors to replace Mr. Skates as a Class II director, to stand for election at the company's annual meeting of stockholders on March 8, 2005, with a term to expire in 2008. Mr. Birgeneau is the Chancellor of the University of California, Berkeley, and also holds a faculty appointment in the department of physics there. Prior to assuming his current position, Mr. Birgeneau served as the President of the University of Toronto. Prior to that, Mr. Birgeneau was the Dean of the School of Science at the Massachusetts Institute of Technology, and previously had been the chair of M.I.T.'s physics department. Mr. Birgeneau received his B.Sc. in mathematics from the University of Toronto, and his Ph.D. in physics from Yale University.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                CABOT MICROELECTRONICS CORPORATION


Date: January 21, 2005          By: /s/ WILLIAM S. JOHNSON
                                    ----------------------
                                    William S. Johnson
                                    Vice President and Chief Financial Officer
                                    [Principal Financial Officer]




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